UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2010

Echo Metrix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31590	11-3621755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Jericho Turnpike, Suite 208E, Syosset, New York	11791
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (516) 802-0223
With Copies to: Gregory Sichenzia, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, New York 10006
N/A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 8.01 Other Events

On June 16, 2010, Erica Zalbert, Chief Financial Officer of Echo Metrix, Inc. (the “Company”) adopted a pre-arranged stock trading plan to sell shares of the Company’s common stock beneficially owned by her. Ms. Zalbert established her plan as part of her individual long-term strategy for asset diversification and liquidity.  This plan was established under Rule 10b-5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s polices regarding securities transactions.  Pursuant to Ms. Zalbert’s 10b-5 plan, a brokerage firm may sell up to 1,500,000 shares of the Company's common stock owned by her. The plan is scheduled to terminate on the earlier to occur of July 1, 2011, when the execution of all of the trades under the plan have been executed, or two business days after the broker receives notice of Ms. Zalbert’s death or commencement of any proceedings in respect of or triggered by the Company’s bankruptcy or insolvency.  The maximum number of shares that may be sold under the plan constitutes 100% of the shares of the Company's common stock that Ms. Zalbert beneficially owns.

Any transactions under the foregoing trading plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Except as may be required by law, the Company does not undertake to report on specific plans by the Company’s other officers or directors, nor to report modifications, terminations, transactions or other activities under the plan of Ms. Zalbert or the plan of any other officer or director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 21st day of June, 2010		Echo Metrix, Inc.

	By:	/s/ Erica Zalbert
Erica Zalbert
Chief Financial Officer